Exhibit 10.5

SHARES PURCHASE AGREEMENT

This SHARES PURCHASE AGREEMENT (this “Agreement”) is entered into on 12th Sep. 2025 (the “Signing Date”) by and between:

(1)	BigEagle Globle Limited（Company No. 2184120）, a business company duly established and validly existing under the laws of British Virgin Islands (the “Investor”); and

(2)	Sensing4D AI Ltd（Company No. 424801）, an exempted company with limited liability duly established and validly existing under the laws of Cayman Islands (the “Company”).

Each of the forgoing parties is referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

(1)	The Investor now desires to purchase from the Company and the Company desire to issue and sell to the Investor certain number of ordinary shares of the Company of par value of US$0.0001 each (the “Ordinary Shares”) pursuant to the terms and conditions of this Agreement.

(2)	The Parties desire to enter into this Agreement and make the respective representations, warranties, covenants and agreements set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	AUTHORIZATION

As of the Closing, the Company will have authorized the issuance, pursuant to the terms and conditions of this Agreement, of a total of 592,400 Ordinary Shares.

2.	TRANSACTION

Sell and Purchase of Purchased Shares. Subject to the terms and conditions of this Agreement, at the Closing, the Company agrees to issue to the Investor, and the Investor hereby agrees to subscribe for and purchase from the Company the 592,400 Ordinary Shares in the share capital of the Company (the “Purchased Shares”) (the “Transaction”).

3.	PURCHASE PRICE

3.1	Purchase Price. The purchase price for the Purchased Shares (the “Purchase Price”) shall be US$ 1,000,000.00.

3.2	Payment of the Purchase Price. The Investor shall at the Closing pay all the Purchase Price by wire transfer to the bank account designated by the Company.

4.	CLOSING

4.1	Closing. The consummation of the Transaction and purchase of the Purchased Shares and associated actions (the “Closing”) shall take place remotely via the electronic exchange of documents and signatures and the payment of the Purchase Price within 【thirty (30) days】 after the signing of this Agreement (or such other time and place as the Company and the Investor shall mutually agree) (the “Closing Date”).

4.2	Procedure. At the Closing, the Company shall deliver to the Investor a scanned copy of the share certificate of the Purchased Shares, and a copy of the director resolutions of the Company approving this Agreement and the Transaction contemplated hereby.

4.3	Shareholding. At the Closing, the shareholdings of the Company would be changed as follows:

Name of Shareholder	Total Number and Class of Shares Held before the Closing	Total Number and Class of Shares Held after the Closing
VisualCore Capital Ltd	6,833,200 Ordinary Shares	6,833,200 Ordinary Shares
V3D Holdings Ltd	74,800 Ordinary Shares	74,800 Ordinary Shares
Cognivis Ltd	1,232,000 Ordinary Shares	1,232,000 Ordinary Shares
DimensionX Holdings Ltd	660,000 Ordinary Shares	660,000 Ordinary Shares
Nextera Ltd	1,200,000 Ordinary Shares	1,200,000 Ordinary Shares
Voxora Ltd	1,000,000 Ordinary Shares	1,000,000 Ordinary Shares
Convergent Digital Ltd	160,000 Ordinary Shares	160,000 Ordinary Shares
Voxelytics Ltd	677,400 Ordinary Shares	677,400 Ordinary Shares
BigEagle Globle Limited	N/A	592,400 Ordinary Shares

5.	REPRESENTATIONS AND WARRANTIES

Each of the Parties represents and warrants to the other Party that each of the statement below is true and correct as of the Signing Date and will be true and correct as of the Closing Date: (1) it is duly incorporated, organized and validly existing under the laws of the jurisdiction of its incorporation or organization; (2) all actions on the part of such Party and, as applicable, its officers, directors and shareholders necessary for the authorization execution and delivery of, and the performance of all obligations of such party under this Agreement has been taken or will be taken prior to the Closing. It has all requisite capacity, power and authority to execute and deliver this Agreement.

6.	COMPENSATION

6.1	No Duplication of Claim. Subject to applicable laws, each Party shall not be entitled to recover damages or otherwise obtain payment, reimbursement or restitution from the other Party more than once in respect of the same loss. Nothing in this Agreement will in any way diminish the duty of a Party to use reasonable efforts to prevent or mitigate its losses.

6.2	Reimbursements. Each Party shall reimburse the other Party for an amount equal to any sum paid by the other Party under any of the claims against the other Party which is subsequently recovered by or paid to the relevant Party by any third party.

7.	MISCELLANEOUS

7.1	Voting Proxy. Shaohua Yang is hereby authorized and empowered by the Investor, at any time prior to the Termination Date (as defined hereunder), to (i) act as the Investor’s attorney-in-fact and proxy to exercise voting, consent and related rights of the Investor with respect to the Purchased Shares at every meeting of shareholders of the Company and its affiliated group company (or any adjournment or postponement thereof) and in every written consent and resolutions of shareholders in lieu of such meeting; and (ii) execute any and all documents and resolutions of the Company or its associates in which the Company is a signing party (collective, the “Voting Proxy”). The Investor hereby agrees and acknowledges that all such actions associated with the Voting Proxy conducted and executed by Shaohua Yang shall be deemed as the actions of the Investor.

This Voting Proxy shall terminate upon the earliest of (i) such time that Investor and/or its affiliate ceases to own the Purchased Shares, and (ii) the consummation of the Company’s initial public offering or direct listing (such earliest time, the “Termination Date”).

7.2	Termination of this Agreement. This Agreement may be terminated by mutual written consent of the Parties. If this Agreement is terminated pursuant to this Section 7.2, this Agreement shall become null and void and of no further force and effect, except that the Parties shall continue to be bound by the provisions of this Section 7.2 (Termination of this Agreement), Section 7.3 (Governing Law), Section 7.4 (Dispute Resolution). Nothing in this Section 7.2 shall be deemed to affect the rights and remedies of the Parties that have accrued prior to the termination of this Agreement.

7.3	Governing Law. This Agreement shall be governed by and construed under the laws of Hong Kong, without regard to principles of conflict of laws thereunder.

7.4	Dispute Resolution. Any dispute, controversy, difference or claim arising out of or relating to this Agreement, including the existence, validity, interpretation, performance, breach or termination thereof, or any dispute regarding, non-contractual obligations arising out of or relating to it shall be referred and final resolved by arbitration administered by the Hong Kong International Arbitration Centre (“HKIAC”) under the HKIAC Administered Arbitration Rules (the “Rules”) in force when the Notice of Arbitration is submitted. The arbitration shall be conducted in the Chinese and English language. The number of arbitrators shall be three (3). The arbitrators shall be appointed in accordance with the Rules with the exception that the presiding arbitrator shall be appointed by the HKIAC. The costs of arbitration shall be borne by the losing Party, unless otherwise determined by the arbitration tribunal. The award of the arbitration tribunal shall be final and binding upon the Parties, and the prevailing Party may apply to a court of competent jurisdiction for enforcement of such award.

7.5	Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties whose rights or obligations hereunder are affected by such terms and conditions. This Agreement, and the rights and obligations hereunder, shall not be assigned without the mutual written consents of the Investor and the Company.

7.6	Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected thereby. If, however, any provision of this Agreement shall be invalid, illegal, or unenforceable under any such applicable laws in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law.

7.7	Waiver and Amendment. This Agreement may only be amended or modified with an instrument in writing signed by the Company and the Investor, provided that any Party may (a) extend the time for the performance of any of the obligations or other acts of another Party owed to such Party, (b) waive any inaccuracies in the representations and warranties of another Party contained herein given to such Party or (c) waive compliance with any of the agreements of another Party or conditions to such Party’s obligations contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the relevant Parties concerned, but such extension or waiver shall not affect the rights and obligations of the other Parties which have not granted the extension or waiver. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of any Party to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

7.8	Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, The counterparts of this Agreement may be executed and delivered by electronic signature, signature image or digital signature (including but not limited to portable document format, facsimile or email) by any Party and the Parties consent to the receipt of such counterpart(s) so executed and delivered electronically as if the original had been received. Any Party in executing this Agreement electronically acknowledges that having regard to all the relevant signature is reliable and appropriate for the purpose for which the information contained in this Agreement is communicated.

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IN WITNESS WHEREOF, the Parties have duly executed this Shares Purchase Agreement as of the date first above written.

Executed and Delivered as a Deed
Investor:

BigEagle Globle Limited

/s/ BigEagle Globle Limited

Signature Page of Shares Purchase Agreement

IN WITNESS WHEREOF, the Parties have duly executed this Shares Purchase Agreement as of the date first above written.

Company:

Sensing4D AI Ltd

By:	/s/ Zhou Haoran
Name:	Zhou Haoran
Title:	Director

Signature Page of Shares Purchase Agreement

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